As filed with the Securities and Exchange Commission on July 3, 2012

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

UMH PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	22-1890929
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C Freehold, NJ 07728 (732) 577-9997
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Anna T. Chew Vice President and Chief Financial Officer UMH Properties, Inc. Juniper Business Plaza 3499 Route 9 North, Suite 3-C Freehold, NJ 07728 Tel: (732) 577-9997 Fax: (732) 577-9980
(Name, address, including zip code, and telephone number, of agent for service of process)

Copies to: Jeffrey S. Lowenthal, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038 Tel: (212) 806-5400 Fax: (212) 806-6006
_______________________

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
_______________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer,  an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

_______________________

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.10 par value per share	2,500,000 shares	$10.73	$26,825,000	$3,074.15

(1)	The offering price is based upon the closing price on the NYSE on June 29, 2012, and has been established solely for the purpose of determining the registration fee.

_______________________

PROSPECTUS

UMH PROPERTIES, INC.

Juniper Business Plaza
Suite 3-C, 3499 Route 9 North
Freehold, New Jersey 07728
732-577-9997

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

UMH Properties, Inc. (“UMH”) is offering a maximum of 2,500,000 shares of our common stock, par value $0.10 per share (“Common Stock”), pursuant to our  Dividend Reinvestment and Stock Purchase Plan (the “Plan”).   The Plan provides holders of our Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commission or service charge.  Our Common Stock is listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “UMH.”

The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue shares of our Common Stock.  The price of shares of Common Stock purchased with reinvested dividends and optional cash payments will be the higher of 95% of the average of the daily high and low sale prices of our Common Stock on the NYSE on the four trading days ending on the investment date, or 95% of the average of the high and low sale prices of our Common Stock on the NYSE on the investment date.  (See Question 16 in this Prospectus.)

Participants in the Plan may:

•	Automatically reinvest cash dividends on all or less than all the shares registered in their names; and

•
Invest by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by UMH pursuant to Question 12 herein, whether or not any dividends on shares registered in the participant’s name are being reinvested.  Optional cash payments will be invested monthly, generally on the Investment Date.

Holders of shares of Common Stock who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

IT IS SUGGESTED THAT THIS PROSPECTUS BE READ CAREFULLY AND RETAINED FOR FUTURE REFERENCE.

UMH reserves the right to terminate the Plan at any time.

The Plan does not represent a change in UMH’s dividend policy or a guarantee of future dividends.  Dividends will continue to depend on earnings, financial requirements, and other factors.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS.  BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CAREFULLY READ THE INFORMATION SET FORTH IN OUR DISCUSSION OF “RISK FACTORS” ON PAGE 5 AS WELL AS WELL AS THE RISK FACTORS DESCRIBED IN OUR ANNUAL REPORTS ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY UMH.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UMH SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY UMH OR ANY AGENT OF UMH OR ANY OTHER PERSON TO SELL SECURITIES IN ANY STATE IN WHICH SUCH OFFER WOULD BE UNLAWFUL.  THIS PROSPECTUS RELATES ONLY TO THE SHARES OF UMH OFFERED HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION WITH THE PURCHASE OR SALE OF ANY OTHER SECURITIES OF UMH.

The date of this Prospectus is July 3, 2012

TABLE OF CONTENTS

AVAILABLE INFORMATION	4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	4

THE COMPANY	5

RISK FACTORS	5

FORWARD-LOOKING STATEMENTS	6

DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN	7

PURPOSE	7

ADVANTAGES	7

ADMINISTRATION	8

ELIGIBILITY	8

PARTICIPATION	9

OPTIONAL CASH PAYMENTS	10

WAIVER OF MAXIMUM LIMITS	10

PURCHASES	11

COSTS	12

DIVIDENDS	12

REPORTS TO PARTICIPANTS	12

CERTIFICATES FOR SHARES	12

WITHDRAWAL FROM THE PLAN	13

OTHER INFORMATION	13

SPECIAL RULES TO PROTECT UMH’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT TRUST (“REIT”) UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE	15

USE OF PROCEEDS	15

EXPERTS	16

LEGAL MATTERS	16

AVAILABLE INFORMATION

UMH is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (“Commission”) relating to its business, financial position, results of operations and other matters.  Information as of particular dates concerning the Directors is disclosed in proxy statements.  Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1580, 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  UMH’s filings with the Commission, including the Registration Statement with respect to the shares of Common Stock offered hereby, are also available to you on the Commission’s website at http://www.sec.gov.  UMH also has a website at http://www.umh.com through which you may access its recent filings with the Commission.  Information contained on its website is not part of this prospectus.  In addition, you may look at UMH’s filings with the Commission at the offices of the NYSE, which are located at 20 Broad Street, New York, NY 10005.  UMH’s filings with the Commission are available at the NYSE because its Common Stock is listed and traded on the NYSE under the symbol “UMH.”

UMH has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock offered hereby.  This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information pertaining to UMH, the shares of Common Stock and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which UMH filed with the Commission, are incorporated by reference in this Prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 15, 2012, as amended by Form 10-K/A filed with the Commission on March 16, 2012.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 9, 2012.

•
Our Current Reports on Form 8-K filed with the Commission on March 15, 2012, March 21, 2012, April 10, 2012, April 11, 2012, April 17, 2012, April 23, 2012, May 9, 2012 and June 8, 2012 (other than any information in such reports that was “furnished” but not “filed”).

•
The description of our common stock which is contained in our registration statement on Form 8-A filed on February 28, 2012 under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference additional documents that we file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed “furnished” but not “filed.” Any statement in this Prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, UMH Properties, Inc., Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728 (telephone number 732-577- 9997).

No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by UMH.  This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

This Prospectus relates only to the shares of Common Stock of UMH registered for sale under the Plan.  It is suggested that this Prospectus be read carefully and retained for future reference.

THE COMPANY

UMH is a Maryland corporation operating as a qualified real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code.  Our primary business is the ownership and operation of manufactured home communities – leasing manufactured home spaces on a month-to-month or year-to-year basis to private manufactured home owners.  As of March 15, 2012, we own and operate forty-one manufactured home communities containing approximately 9,000 sites.  The communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  We also lease homes to residents, and through our wholly-owned taxable REIT subsidiary, UMH Sales and Finance, Inc., sell and finance the sale of homes to residents and prospective residents of our communities.  UMH’s principal executive offices are located at Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.  UMH’s telephone number is 732-577-9997.

RISK FACTORS

Our business is subject to certain risks. You should carefully consider these risks and uncertainties, which are described below and in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the year ended December 31, 2011, that we file with the Commission and which are deemed incorporated by reference into this prospectus.  If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

In addition to the risk factors incorporated by reference into this Prospectus by the preceding paragraph, below is a description of certain risks that you may face by virtue of your participation in the Plan.  There may be additional risks that are not listed below or in the referenced documents, and you should consult your financial, tax, legal and other advisors prior to determining whether to participate in the Plan.

There is no price protection for your shares of Common Stock in the Plan.  Your investment in the shares of Common Stock held in the Plan will be exposed to changes in market conditions and changes in the market value of the Common Stock. Your ability to liquidate or otherwise dispose of shares of Common Stock in the Plan is subject to the terms of the Plan and the withdrawal procedures under the Plan.  You may not be able to withdraw or sell your shares of Common Stock in the Plan in time to react to market conditions.

The purchase price for shares of Common Stock purchased or sold under the Plan will vary.  The purchase price for any shares of Common Stock that you purchase or sell under the Plan will vary and cannot be predicted.  You may purchase or sell shares of Common Stock at a purchase price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market on the related dividend payment date, purchase date or sale date, as appropriate.

The market price for our Common Stock varies, and you should purchase shares of Common Stock for long-term investment only.  Although our Common Stock is listed on the NYSE, our Common Stock may not be actively traded.  We cannot assure you that there will, at any time in the future, be an active trading market for our Common Stock.  Even if there is an active trading market for our Common Stock, we cannot assure you that you will be able to sell all of your shares of Common Stock at one time or at a favorable price, if at all.  As a result, you should participate in the Plan only if you are capable of, and seeking, to make a long-term investment in shares of Common Stock.

 We may not be able to pay dividends. Pursuant to our charter and bylaws, our board of directors has the discretion to declare dividends out of the profits of the Company. If we are unable to maintain profitability, or if the Board does not deem declaring dividends to be advisable, we may not be able to make distributions to our stockholders.

FORWARD-LOOKING STATEMENTS

 Statements contained in this Prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Also, when we use any of the words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will” or similar expressions, we are making forward-looking statements. These forward-looking statements are not guarantees and are based on our current intentions and on our current expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond our control that could cause actual results or events to differ materially from those we anticipate or project, such as:

•	changes in real estate market conditions and general economic conditions;

•	the inherent risks associated with owning real estate, including local real estate market conditions, governing laws and regulations and illiquidity of real estate investments;

•	increased competition in the geographic areas in which we own and operate manufactured housing communities;

•	our ability to continue to identify, negotiate and acquire manufactured housing communities and/or vacant land which may be developed into manufactured housing communities on terms favorable to us;

•	the ability of manufactured home buyers to obtain financing;

•	the level of repossessions by manufactured home lenders;

•	our ability to maintain rental rates and occupancy levels;

•	our ability to repay debt financing obligations;

•	our ability to refinance amounts outstanding under our credit facilities at maturity on terms favorable to us;

•	the loss of any member of our management team;

•	our ability to comply with certain debt covenants;

•	our ability to integrate acquired properties and operations into existing operations;

•	the availability of other debt and equity financing alternatives;

•	continued availability of debt or equity capital;

•	market conditions affecting our equity capital;

•	changes in interest rates under our current credit facilities and under any additional variable rate debt arrangements that we may enter into in the future;

•	our ability to implement successfully our selective acquisition strategy;

•
our ability to maintain internal controls and procedures to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all rules and regulations and any potential fraud or embezzlement is thwarted or detected;

•	changes in federal or state tax rules or regulations that could have adverse tax consequences; and

•	our ability to qualify as a real estate investment trust for federal income tax purposes.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

 For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, please see the discussion under “Risk Factors” contained in this Prospectus and the other information contained in our publicly available filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011.

DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The provisions of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for holders of Common Stock of UMH are set forth below in question and answer format.

For further information concerning the Plan, please address correspondence to:

Shareholder Relations
UMH Properties, Inc.
Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey 07728

PURPOSE

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of shares of Common Stock of UMH with a convenient and economical way of investing cash dividends and optional cash payments in shares of UMH Common Stock at a 5% discount from the market price prior to investment (see Question 16) and without payment of any brokerage commission or service charge.  Since such shares of Common Stock will be purchased directly from UMH, UMH will receive additional funds to make investments in real estate and for other purposes.  See “Use of Proceeds” below.

ADVANTAGES

2.	What are the advantages of the Plan?

By participating in the Plan:

•
You may purchase shares of Common Stock at a 5% discount from the market price (see Question 16) by reinvesting cash dividends on all or less than all of the shares of Common Stock registered in your name.  If you elect to reinvest cash dividends on less than all of the shares of Common Stock registered in your name, you will continue to receive cash dividends on the remaining shares registered in your name.

•
You may purchase additional shares of Common Stock at the same 5% discount from the market price by making optional cash payments at any time of not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by UMH as described in Question 12 below.

•	You pay no trading fees or service charge in connection with investments under the Plan.

•	Recordkeeping is simplified under the Plan by the provision of a statement of account to each participant.

•	You are assured safekeeping of shares of Common Stock credited to your account because certificates are not issued unless requested.

ADMINISTRATION

3.	Who administers the Plan?

American Stock Transfer & Trust Company, LLC (the “Agent”) administers the Plan and provides certain administrative support.  On behalf of participants, the Agent keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan.  The Agent purchases shares of Common Stock from UMH as agent for participants in the Plan and credits such shares of Common Stock to the accounts of the individual participants.

The Agent can be contacted by phone at 1-888-777-0316, via their website at www.amstock.com, or by mail at P.O. Box 922, Wall Street Station, New York, NY 10269-0560.

ELIGIBILITY

4.	Who is eligible to participate?

(a)	Shareholders of Record -

All holders of record of shares of UMH Common Stock are eligible to participate in the Plan.

(b)	Beneficial Owners of Shares of Common Stock -

Beneficial owners, whose shares of UMH Common Stock are registered in names other than their own (for instance, in the name of a broker or bank nominee), may not participate in the reinvestment of cash dividends on such shares of Common Stock.  Nevertheless, the shareholder, all of whose shares of Common Stock are in street name or nominee name, may participate in the optional cash payment provision by completing and sending in the Authorization Card certifying that he/she is a shareholder of UMH.

5.	How is the Plan to be interpreted?

Any question of interpretation arising under the Plan will be determined by UMH and any such determination will be final.

PARTICIPATION

6.	How do holders of shares of Common Stock join the Plan?

A holder of record of shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent.  An Authorization Card may be obtained at any time by writing to UMH Properties, Inc., Juniper Business Plaza, Suite 3-C, 3499 Route 9 North, Freehold, New Jersey 07728.

7.	What does the Authorization Card provide?

If you check the appropriate box on the Authorization Card, you may elect “Full Dividend Reinvestment” and the Agent will apply all cash dividends on all the shares of Common Stock then or subsequently registered in your name, together with any optional cash payments, toward the purchase of shares of Common Stock.

If you elect to reinvest dividends on only a portion of your shares of Common Stock, you should check the “Partial Dividend Reinvestment” box on the Authorization Card and the Agent will reinvest cash dividends on only the number of whole shares of Common Stock you specify on the Authorization Card, together with any optional cash payments, toward the purchase of shares of Common Stock, and will pay cash dividends on the rest of your shares.

If the “Optional Cash Payments” box on the Authorization Card is checked, you will continue to receive cash dividends on shares of Common Stock in the usual manner, but the Agent will apply any optional cash payment received with the Authorization Card or with a subsequent payment form (see Question 11 below) to the purchase of shares of Common Stock under the Plan.

The Authorization Card also provides a certification to be signed by beneficial owners whose shares of Common Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

The Agent will reinvest automatically any subsequent dividends on the shares of Common Stock credited to your account under the Plan.  The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the shares of Common Stock designated on your Authorization Card and on all shares of Common Stock accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated.  See Question 29 below for the consequences of sales of shares of Common Stock subject to the Plan.

8.	What are my options under the Plan?

By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

•
To reinvest cash dividends automatically on all shares of Common Stock now and subsequently registered in your name at 95% of the market price (see Question 16 below for a description of how this is computed).

•
To reinvest cash dividends automatically on less than all of the shares of Common Stock registered in your name (a specified number of full shares) at 95% of the market price and continue to receive cash dividends on the remaining shares of Common Stock.

•
To invest by making optional cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month, unless a Request for Waiver has been accepted by UMH as described in Question 12 below, whether or not any dividends are being automatically reinvested, at 95% of the market price.

9.	May I change options under the Plan?

Yes.  You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent.  The answer to Question 6 tells how to obtain an Authorization Card and return envelope.  Any change concerning the reinvestment of dividends must be received by the Agent prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10.	When will investment of dividends respecting shares of Common Stock start?

If your Authorization Card is received by the Agent prior to the record date for determining the holders of shares entitled to receive the next dividend, reinvestment of your dividends will commence with that next dividend.  The record dates for dividend payments on the shares of Common Stock are generally on or about February 15, May 15, August 15 and November 15.  If your Authorization Card is received subsequent to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend.

OPTIONAL CASH PAYMENTS

11.	How does the cash payment option work?

Each participant in the Plan may invest in additional shares of Common Stock by making optional cash payments at any time.  Participants in the Plan have no obligation to make any optional cash payments.  Optional payments may be made at irregular intervals and the amount of each optional payment may vary, but no optional payments may be less than $500 and the total optional payments invested by each owner of shares of Common Stock may not exceed $1,000 per month, unless a Request for Waiver has been accepted by UMH as described in Question 12 below.

An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling; and thereafter by forwarding a check or money order to the Agent with a payment form which will be attached to each statement of account.  Checks and money orders must be in United States dollars and should be made payable to “American Stock Transfer & Trust Company.”  No interest will be paid on optional cash payments held by the Agent pending the purchase of shares of Common Stock.  (See Questions 14 and 15 below).

Optional cash payments must be received by the Agent by the tenth (10th) day of each calendar month.  Cash payments received by the Agent subsequent to that date will be applied to the next month’s optional investment.

WAIVER OF MAXIMUM LIMITS

12.	May I make an optional cash payment in excess of $1,000 per month?

Optional cash investments in excess of $1,000 per month may be made only pursuant to a Request for Waiver accepted by UMH.  Participants who wish to submit an optional cash investment in excess of $1,000 for any Investment Date must obtain the prior written approval of UMH.  A Request for Waiver should be directed to Shareholder Relations at UMH via telephone at 732-577-9997.  UMH has sole discretion to grant any approval for optional cash investments in excess of the allowable maximum amount.  In deciding whether to approve a Request for Waiver, UMH will consider relevant factors including, but not limited to, UMH’s need for additional funds, the attractiveness of obtaining such additional funds through the sale of Common Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Common Stock, the participant submitting the request, the extent and nature of such participant’s prior participation in the Plan, the number of shares of Common Stock held of record by such participant, and the aggregate amount of optional cash investments in excess of $1,000 for which Requests for Waiver have been submitted by all participants.  If Requests for Waiver are submitted for any Investment Date for an aggregate amount in excess of the amount UMH is then willing to accept, UMH may honor such requests in order of receipt, pro rata or by any other method that UMH determines to be appropriate.  With regard to optional cash investments made pursuant to a Request for Waiver, the Plan does not provide for a predetermined maximum limit on the amount that a participant may invest or on the number of shares that a participant may purchase.

UMH does not anticipate approving any single participant Requests for Waiver to purchase more than two percent (2%) of the outstanding shares of UMH on an annual basis.  UMH will generally grant Requests for Waiver where the participant is requesting to make one optional cash investment in lieu of making a series of investments over the next twelve (12) month period and so specifies in the participant’s written request.

In no event will UMH be able to issue more shares in total than the number of shares registered for sale.

PURCHASES

13.	What is the source of shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased under the Plan come from authorized but unissued shares of Common Stock of UMH.  Shares will not be purchased in the open market. You will pay no service fees, brokerage trading fees or other charges on purchases of newly issued shares of Common Stock under the Plan.

14.	When will dividends and optional cash payments be invested in shares of Common Stock?

Reinvestment of dividends will be made on the date when the dividend becomes payable.  Optional cash payments will be invested on the Investment Date.  In order to allow sufficient time for processing, optional cash payments must be received by the Agent by the tenth (10th) day of each month.   Optional cash payments received by the Agent subsequent to that date will be applied to the next month’s optional investment. Participants will become owners of shares of Common Stock purchased under the Plan as of the date of purchase.

15.	What is the Investment Date?

The Investment Date for dividends will be the Dividend Payment Date.  Dividend Payment Dates are generally March 15, June 15, September 15 and December 15.  For optional cash payments, the Investment Date will be the Dividend Payment Date in months having dividends payable or otherwise on the fifteenth (15th) of each month.  If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

16.	What will be the price of shares purchased under the Plan?

The Officers of UMH will determine the price of shares of Common Stock to be purchased under the Plan  in accordance with the provisions of the next paragraph.  It is intended that the price of shares to be purchased will be at a 5% discount from the market price (as defined below).

The Common Stock of UMH is traded on the NYSE.  The Officers of UMH will fix the reinvestment price at a discount price equal to 95% of the market price determined as follows: the price at which the shares of Common Stock will be purchased will be the higher of 95% of the average of the daily high and low sale prices of UMH’s Common Stock on the NYSE on the four trading days including and preceding the Investment Date, or 95% of the average of the high and low sale prices of UMH’s Common Stock on the NYSE on the Investment Date.  In the event there is no trading in the Common Stock, or if for any reason UMH and the Agent have difficulty in determining the price of shares to be purchased under the Plan, then UMH, on consultation with the Agent, will use such other public report or sources as UMH deems appropriate to determine the market price and the appropriate 5% discount.  If the reinvestment price involves a decimal which is not equal to one-eighth of a point, the reinvestment price will be rounded up to the next higher one-eighth of a point.

17.	How will the number of shares of Common Stock purchased for me be determined?

The number of shares of Common Stock that will be purchased for you on any Investment Date will depend on the amount of your dividends to be invested, the amount of any optional cash payments and the applicable purchase price of the shares of Common Stock that results from dividing the aggregate amount of dividends and optional payments to be invested by the applicable purchase price.  Partial shares will be credited to your account.  At any time when you withdraw from the Plan or request all shares to be transferred to your name, the partial share will be paid in cash.

COSTS

18.	Are there any costs to me for my purchases under the Plan?

There are no trading fees for purchases of shares of Common Stock under the Plan because shares are purchased directly from UMH.  All costs of administration of the Plan will be paid by UMH.  Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

DIVIDENDS

19.	Will dividends be paid on shares of Common Stock held in my Plan account?

Yes.  Any cash dividends declared on shares of Common Stock are automatically reinvested in additional shares of Common Stock and credited to your account.

REPORTS TO PARTICIPANTS

20.	What reports will be sent to participants in the Plan?

Following each purchase of shares of Common Stock for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 16), the number of shares purchased, and other information for the year to date.  Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 29).  These statements are your record of the cost of your purchases and should be retained for income tax and other purposes.  In addition, during the year you will receive copies of the same communications sent to all other holders of shares of Common Stock.

CERTIFICATES FOR SHARES

21.	Will I receive certificates for shares of Common Stock purchased under the Plan?

Shares of Common Stock purchased by the Agent for your account will be registered in the name of the Agent’s nominee and certificates for such shares will not be issued to you until requested.  The total number of shares credited to your account will be shown on each statement of account.  This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to your account will be issued to you at any time upon written request to the Agent.  Cash dividends with respect to shares represented by certificates issued to you will continue to be automatically reinvested.  Any remaining shares will continue to be credited to your account.

If the written request to the Agent is for certificates to be issued for all shares of Common Stock credited to your account, any partial share will be paid in cash.

Certificates for partial shares will not be issued under any circumstances.

22.	May shares of Common Stock in my Plan account be pledged?

No.  You must first request that certificates for shares credited to your Plan account be issued to you (see Question 21) before you can pledge such shares.

23.	In whose name will certificates be registered and issued?

When issued, certificates for shares of Common Stock will be registered in the name in which your Plan account is maintained.  For holders of record, this generally will be the name or names in which your share certificates are registered at the time you enroll in the Plan.  Upon written request, shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

WITHDRAWAL FROM THE PLAN

24.	When may I withdraw from the Plan?

You may withdraw from the Plan at any time.  If your request to withdraw is received by the Agent prior to the record date for determining the holders entitled to receive the next dividend, your request to withdraw will be processed prior to the payment of such dividend.  If your request to withdraw is received by the Agent subsequent to the record date for determining the holders entitled to receive the next dividend, such dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter and prior to the next following dividend.

After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.	How do I withdraw from the Plan?

In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement of account and send it to American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or access your account on-line at www.amstock.com, or call the toll free number at 1-888-777-0316.   When you withdraw from the Plan, or upon termination of the Plan by UMH, certificates for shares credited to your account under the Plan will be issued to you.  Any partial share will be paid in cash.

OTHER INFORMATION

26.	What happens if I sell or transfer shares of Common Stock registered in my name?

If you dispose of all shares of Common Stock registered in your name, the dividends on the shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27.	What happens if UMH issues a stock dividend, declares a stock split or has a rights offering?

Any stock dividends or split shares distributed by UMH on shares of Common Stock credited to your Plan account will be added to your account.  Stock dividends or split shares distributed on shares of Common Stock for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

In a regular rights offering, as a holder of record you will receive rights based upon the total number of shares of Common Stock owned; that is, the total number of shares for which you hold certificates and the total number of shares held in your Plan account.

UMH reserves the right to either curtail or suspend transaction processing until the completion of any stock dividend, stock split or corporation action.

28.	Can I vote shares in my Plan account at meetings of shareholders?

Yes.  You will receive a proxy for the total number of shares of Common Stock held, both the shares for which you hold certificates and those credited to your Plan account.  The total number of shares of Common Stock held may also be voted in person at a meeting.

If the proxy is not returned or if it is returned unsigned, none of your shares of Common Stock will be voted unless you vote in person.

29.	What are the Federal income tax consequences of participation in the Plan?

Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends are reinvested in stock.  Under prior Internal Revenue Service rulings, it was assumed the 5% discount was also taxable.  Recent Internal Revenue Service private letter rulings suggest that the 5% discount is a reduced taxable basis for the shares received.  Shareholders should consult their own tax consultant on the proper tax treatment of the 5% discount.

Distributions of real estate investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits for Federal income tax purposes.  To the extent that the amount so distributed by UMH exceeds the current and accumulated earnings and profits of UMH, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder.  Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

The holding period of shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the shares were purchased for your account.

As a participant in the Plan you will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan.  However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan.  If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the shares sold are held for one year or less.

30.	What is the responsibility of UMH and the Agent under the Plan?

Neither UMH nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death prior to receipt of notice in writing of such death.

Neither UMH nor the Agent can assure you of a profit or protect you against a loss on shares purchased under the Plan.

31.	How are income tax withholding provisions applied to participants?

In the case of foreign participants who elect to have their dividends reinvested or who elect to make optional cash payments and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, or the amount of the optional cash payment made by a participant, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of shares of Common Stock.  A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year.  A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.	May the Plan be changed or discontinued?

UMH reserves the right to modify, suspend or terminate the Plan at any time.  All participants will receive notice of any such action.  Any such modification, suspension or termination will not, of course, affect previously executed transactions.  UMH also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan.  The Agent reserves the right to resign at any time upon reasonable written notice to UMH.

The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment.  Use of the Plan for any other purpose is prohibited.

UMH reserves the right to return optional cash payments to subscribing shareholders if, in UMH’s opinion, the investment is not consistent with the purposes of the Plan.  Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash investments are subject to UMH’s right to return all optional cash payments.

UMH would consider lowering or eliminating the discount without prior notice to participants if for any reason UMH believed that participants were engaging in positioning and other transactions with the intent to purchase shares of Common Stock under the Plan and then immediately resell such shares of Common Stock in order to monetize the discount.  Any participant who engages in such transactions may be deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act.

SPECIAL RULES TO PROTECT UMH’S STATUS AS A QUALIFIED REAL ESTATE INVESTMENT
TRUST (“REIT”) UNDER THE PROVISIONS OF THE INTERNAL REVENUE CODE

UMH reserves the right not to issue shares under the Plan to any shareholder holding more than 3% of UMH’s Common Stock.  These shareholders may use the Plan both for dividend reinvestment and for optional cash payments but no shares will be issued to any shareholder if the issuance could provide for the disqualification of UMH as a REIT under the provisions of the Internal Revenue Code.  The decision of UMH in this regard is final and the particular shareholders’ only right shall be the return of any optional cash payment and the return of dividends in cash.

UMH also reserves the right to return optional cash payments to subscribing shareholders if, in UMH’s opinion, the investment is not consistent with the purposes of the Plan.  This provision would cover shareholders who sell short shares on the NYSE and use the optional cash payment solely for purposes of attempting to earn the 5% differential.  This provision can also be invoked to prevent any shareholder from creating multiple optional cash payment accounts.  The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends and optional cash payments for long-term investment.  Use of the Plan for any other purpose is prohibited.

USE OF PROCEEDS

UMH has no basis for estimating precisely either the number of shares of Common Stock that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold.  However, UMH proposes to use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, when and as received, to purchase additional properties in the ordinary course of business and for general corporate purposes, including the possible repayment of indebtedness.  Until we use the net proceeds from the sale of shares of Common Stock pursuant to the Plan, they may be deposited in interest bearing cash accounts or invested in short-term securities, including securities that may not be investment grade.  UMH considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefiting holders of shares of Common Stock.

EXPERTS

The consolidated financial statements and schedules of UMH Properties, Inc. as of and for the years ended December 31, 2011 and 2010 and for the year ended December 31, 2009, included in our Annual Report on Form 10-K for the year ended December 31, 2011, have been incorporated by reference herein in reliance upon the report of PKF O’Connor Davies, A Division of O’Connor Davies, LLP (formerly PKF LLP), our independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Stroock & Stroock & Lavan LLP will pass upon certain legal matters in connection with the issuance of shares of Common Stock pursuant to the Plan.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

Commission Registration Fee	$3,074
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$20,000
Printing Expenses	$5,000
Miscellaneous Expenses	$2,926

Total	$41,000

Item 15.     Indemnification of Directors and Officers.

UMH is organized in the State of Maryland.  The Maryland General Corporation Law (“MGCL”) permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper personal benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a corporation to indemnify its present and former directors or officers who have been successful, on the merits or otherwise, in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity.  The MGCL requires a corporation, unless its charter provides otherwise, which UMH’s charter does not, to indemnify its present and former directors and officers among others in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

The indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Maryland corporation, indemnification may not be made in respect of any proceeding in which the director or officer has been adjudged to be liable to the corporation.

In addition, a director or officer of a Maryland corporation may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.  The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttal presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification.  The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

As a condition to advancing expenses to a director who is a party to a proceeding, the MGCL requires UMH to obtain (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by UMH and (b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by UMH if it is ultimately determined that the standard of conduct was not met.

UMH’s charter provides that UMH must indemnify its directors and officers, whether serving UMH or at its request any other entity, to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law. UMH’s charter contains a provision which limits a director’s or officer’s liability for monetary damages to UMH or its stockholders.

UMH has entered into Indemnification Agreements with its directors and certain officers which generally provide that UMH is required to indemnify any director or officer who was, is or becomes a party to or witness or other participant in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether brought by or in the right of UMH or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, and any situation that such director or officer in good faith believes might lead to the institution of any of the foregoing, by reason of the fact that the director or officer was acting in his or her capacity as a director or officer of the Company, to the fullest extent permitted by law.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit

4.1	Specimen Authorization Card – American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

23.2	Consent of PKF O’Connor Davies, A Division of O’Connor Davies, LLP.

24.1	Powers of Attorney (included on the signature page).

Item 17.	Undertakings.

UMH hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a)(i) and (a)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(e) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (Section 230.430B of the Regulations under the Securities Act of 1933):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Freehold, State of New Jersey, on July 3, 2012.

UMH PROPERTIES, INC.

By:	/s/Eugene W. Landy
Eugene W. Landy
Chairman of the Board and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene W. Landy, Anna T. Chew and Samuel A. Landy, and each of them, his true and lawful attorneys in fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys in fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys in fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Eugene W. Landy	Chairman of the Board	July 3, 2012
Eugene W. Landy

/s/Samuel A. Landy	President, Chief Executive Officer and Director (Principal	June 28, 2012
Samuel A. Landy	Executive Officer)

/s/Anna T. Chew	Vice President, Chief Financial Officer, Treasurer and Director	July 3, 2012
Anna T. Chew	(Principal Financial and Accounting Officer)

/s/Michael P. Landy	Executive Vice President and Director	June 28, 2012
Michael P. Landy

/s/Jeffrey A. Carus	Director	June 28, 2012
Jeffrey A. Carus

/s/James E. Mitchell	Director	June 28, 2012
James E. Mitchell

/s/Richard H. Molke	Director	June 28, 2012
Richard H. Molke

/s/Eugene Rothenberg	Director	June 28, 2012
Eugene Rothenberg

/s/Stephen B. Wolgin	Director	June 28, 2012
Stephen B. Wolgin

/s/ Stuart Levy	Director	June 28, 2012
Stuart Levy

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Specimen Authorization Card – American Stock Transfer & Trust Company, LLC.

5.1	Opinion of Stroock & Stroock & Lavan LLP.

23.1	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1).

23.2	Consent of PKF O’Connor Davies, A Division of O’Connor Davies, LLP.

24.1	Powers of Attorney (included on the signature page).